LIMITED POWER OF ATTORNEY

The undersigned, Dennis Gregory Hintz, authorizes and designates Michael Pope and Jason Sebring to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Shutterfly, Inc. The authority of Michael Pope and Jason Sebring under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Shutterfly, Inc., unless earlier revoked in writing. The undersigned acknowledges that Michael Pope and Jason Sebring are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:  March 22, 2019                                                Signature: /s/ Dennis Gregory Hintz

Name: Dennis Gregory Hintz